UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
  [_]  Preliminary Proxy Statement
  [_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  [_]  Definitive Proxy Statement
  [_]  Definitive Additional Materials
  [X]  Soliciting Material Pursuant to Section 240.14a-12

                        THE REYNOLDS AND REYNOLDS COMPANY
                (Name of Registrant as Specified In Its Charter)


                                       N/A
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
        (1) Title of each class of securities to which transaction applies:
            Class A Common Shares, Class B Common Shares
        (2) Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4) Proposed maximum aggregate value of transaction:
        (5) Total fee paid:
[_] Fee paid previously with preliminary materials.
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1) Amount previously paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contain forward looking statements, including statements relating to results of operations. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future company or industry performance based on management's judgment, beliefs, current trends and market conditions. Actual outcomes and results may differ materially from what is expressed, forecasted or implied in any forward-looking statement. Forward-looking statements made by the company may be identified by the use of words such as "will," "expects," "intends," "plans," "anticipates," "believes," "seeks," "estimates," and similar expressions. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, (1) Reynolds may be unable to obtain shareholder approval required for the transaction; (2) Reynolds may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on Reynolds or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) Reynolds may be unable to achieve cost reduction and revenue growth plans; (5) the transaction may involve unexpected costs or unexpected liabilities; (6) the credit ratings of Reynolds or its subsidiaries may be different from what the parties expect; (7) the businesses of Reynolds may suffer as a result of uncertainty surrounding the transaction; (8) the timing of the initiation, progress or cancellation of significant contracts or arrangements, the mix and timing of services sold in a particular period; and (9) Reynolds may be adversely affected by other economic, business, and/or competitive factors. These and other factors that could cause actual results to differ materially from those expressed or implied are discussed under "Risk Factors" in the Business section of our most recent annual report on Form 10-K and other filings with the Securities and Exchange Commission. The company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT REYNOLDS

Reynolds and Reynolds (WWW.REYREY.COM) has helped automobile dealers sell cars and take care of customers since 1927. Today, more than 15,000 dealers worldwide rely on Reynolds to help run their dealerships. In the U.S. and Canada, the REYNOLDSYSTEM(TM) combines comprehensive solutions, experienced people and proven practices that drive total dealership performance through a full range of retail Web and customer relationship management solutions, e-learning and consulting services, documents, data management and integration, networking and support and leasing services. Internationally, Reynolds serves dealers in more than 35 countries through a broad range of retailing solutions and consulting services.

ABOUT UNIVERSAL COMPUTER SYSTEMS

Universal Computer Systems offers a comprehensive solution for the computing and business needs of automobile dealerships. The company is the leader in innovation for dealership computer systems. Throughout the 1980s, 1990s, and into the new millennium, Universal Computer Systems has been the first to introduce many of the dealership software applications available today. As a result of this aggressive software development, Universal Computer Systems meets and exceeds every dealership software need.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, a proxy statement of Reynolds and other materials will be filed with SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT REYNOLDS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Reynolds at http://www.sec.gov, SEC's Web site. Free copies of Reynolds' SEC filings are also available on Reynolds' Web site at www.reyrey.com.

PARTICIPANTS IN THE SOLICITATION

Reynolds and its executive officers and directors and Universal Computer Systems may be deemed, under SEC rules, to be participants in the solicitation of proxies from Reynolds' shareholders with respect to the proposed transaction. Information regarding the officers and directors of Reynolds is included in its definitive proxy statement for its 2006 annual meeting filed with SEC on May 15, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

                                       ###

CONTACT INFO:

REYNOLDS                                      UNIVERSAL COMPUTER SYSTEMS


Mark Feighery                                 Trey Hiers
937.485.8107                                  713-718-1822
MARK_FEIGHERY@REYREY.COM                      TREYHIERS@UNIVERSALCOMPUTERSYS.COM

GM IDMS Newsletter

[Reynolds Letter Copy]
General Motors and Reynolds have made
tremendous progress toward fulfilling the GM
IDMS vision--to simplify and improve
technology management for dealers. We have been working closely together to deliver the highest levels of integration, service and support through the GM IDMS solution. I'm pleased that your response has validated the strength of the vision.

Reynolds announced August 8 that we have agreed to merge with Universal Computer Systems Holding, Inc. (UCS). The new company, known as The Reynolds and Reynolds Company, defined by the Reynolds brand and the Reynolds way of doing business, will be headquartered in Dayton, OH (Reynolds' current world headquarters). This transaction, of course, requires regulatory clearance and approval from shareholders.

WHAT DOES THIS MEAN TO YOU AND TO THE GM IDMS PROGRAM?

The GM IDMS program will continue for both Saturn and GM brands as planned and will draw on the strength of the REYNOLDSYSTEM(TM), including our best-in-class service and support. Over 100 stores have chosen GM IDMS for their businesses. In fact, we have already installed GM IDMS in many GM stores and we're thrilled with your support.

What impact will the merger have? We believe it strengthens our ability and broadens the opportunity to deliver the solutions and services you need to succeed. Beyond that, you will experience the same quality and integrity you expect from Reynolds. I will continue to lead the new company as chief executive officer following the merger; however, there is no question who will be our boss: our customers. I am delighted to lead the combined company and to continue to deliver on the Reynolds brand promise of having a singular focus on customer needs.

We look forward to delivering GM IDMS with our unmatched combination of comprehensive solutions, proven practices and experienced people. I'm proud and very thankful for the opportunity to work for you.

Finbarr J. O'Neill, CEO and President
The Reynolds and Reynolds Company

Dear Saturn Retailers:

Saturn and Reynolds have made tremendous progress toward fulfilling the IDMS vision--to continually improve the strength of Saturn's retail processes. This initiative was a direct result of an extensive study completed by the Retail Information Technology Task Force (RIT), ending with a decision by Saturn's FOT to select Reynolds. IDMS is built to drive efficiencies into your business, and costs out of your business.

Reynolds announced August 8 that we have agreed to merge with Universal Computer Systems Holding, Inc. (UCS). The new company, known as The Reynolds and Reynolds Company, will continue the Reynolds brand and the Reynolds way of doing business, and will be headquartered in Dayton, OH (Reynolds current world headquarters). This transaction, of course, requires regulatory clearance and approval from shareholders.

WHAT DOES THIS MEAN TO YOU AND TO THE IDMS PROGRAM?

The IDMS program will continue for both Saturn and GM brands as planned, and will use the strength of the REYNOLDSYSTEM(TM), including our best-in-class service and support. Our development and plans to deploy the Saturn facilities is on schedule with our pilot stores slated to install in the fall of 2007. We are also currently deploying GM IDMS for non-Saturn GM brand stores with over 100 stores having chosen the solution for their business and we're thrilled with this progress!

What impact will the merger have? We believe it strengthens our ability and broadens the opportunity to deliver the solutions and services you need to succeed. Beyond that, you will experience the same quality and integrity you expect from Reynolds. I will continue to lead the new company as chief executive officer following the merger; however there is no question who will be our boss: our customers. I am delighted to lead the combined company and to continue to deliver on the Reynolds brand promise of having a singular focus on customer needs.

We'll maintain open lines of communication with you through the "IDMS for Saturn" newsletter and answer any questions you might have. We look forward to delivering IDMS with our unmatched combination of comprehensive solutions, proven practices and experienced people. I'm proud and very thankful for the opportunity to work for you.


Finbarr J. O'Neill,
CEO and President
The Reynolds and Reynolds Company

                                       ###